UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  March 14, 20 19

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 14, 2019, at the Special Meeting of Stockholders (the “Meeting”) of DPW Holdings, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”) to effect a reverse stock split of its Class A common stock, $0.001 par value (“Common Stock”) by a ratio of not less than one-for-four and not more than one-for-twenty at any time prior to March 14, 2020, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion (the “COI Amendment”).

As of February 11, 2019, the record date for the meeting, the Company had outstanding and entitled to vote 111,099,790 shares of Common Stock and 125,000 shares of its outstanding Series B Preferred Convertible Stock (the “Series B Shares”). The 125,000 shares of Series B Preferred Stock carry the voting power of 1.58% of all votes entitled to be voted at the meeting for an aggregate of 112,885,504 shares of capital stock voting as a single class eligible to be cast on any matter placed before the stockholders. The Company obtained a quorum for the Common Stock. The vote for the proposal was as follows:

Proposal	For	Against	Withheld	Abstain	Broker Non- Votes
Amendment to the Certificate of Incorporation to effect a reverse stock split of common stock	72,253,978	27,674,204		1,319,750

*Total **Broker Non-Vote

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION; CHANGE IN FISCAL YEAR

On March 14, 2019, pursuant to the authorization provided by the Company’s stockholders at the Meeting, the Company’s Board of Directors approved the COI Amendment to effectuate a reverse stock split of the Common Stock affecting both the authorized and issued and outstanding number of such shares by a ratio of one-for-twenty (the “Reverse Stock Split”).

The Company filed the COI Amendment to its Certificate of Incorporation with the State of Delaware effectuating the Reverse Stock Split on March 14, 2019. The Certificate became effective in the State of Delaware on March 14, 2019.

Beginning with the opening of trading on March 15, 2019, the Common Stock will trade on the NYSE American on a split-adjusted basis under a new CUSIP number 26140E 501. As a result of the Reverse Stock Split, each twenty (20) shares of Common Stock issued and outstanding prior to the Reverse Stock Split has been converted into one (1) share of Common Stock, with no change in authorized shares or par value per share, and the number of shares of Common Stock outstanding was reduced from approximately 125,080,765 to approximately 6,254,038. All options, warrants, and any other similar instruments, convertible into, or exchangeable or exercisable for, shares of Common Stock have been proportionally adjusted. The effect of the Reverse Stock Split will be to combine each 20 shares of outstanding Common Stock into one new share, with no change in authorized shares or par value per share.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the COI Amendment, which is attached hereto as Exhibit 3.1, and incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

The Company will issue a press release announcing the results of the Special Meeting and the one-for-twenty Reverse Stock Split, a form of which press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein, as soon as practicable. The Company is currently unable to issue the press release as its customary wire service is experiencing technical difficulties.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation (1-for-20 Reverse Stock Split of Common Stock) filed with the Delaware Secretary of State on March 14, 2019.
99.1	Press Release dated March 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: March 14, 2019	/s/ William B. Horne
William B. Horne Chief Financial Officer